EXHIBIT 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
First Quarter 2012 Results and a Quarterly Dividend

New York, NY, May 3, 2012......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months ending March 31, 2012.

Consolidated net sales for the first quarter of 2012 were $211.7 million, compared to consolidated net sales of $220.2 million during the comparable quarter in 2011.  Earnings from continuing operations for the first quarter of 2012 were $5.5 million or 24 cents per diluted share, compared to $7 million or 31 cents per diluted share in the first quarter of 2011. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the first quarter of 2012 were $5.4 million or 23 cents per diluted share, compared to $7.1 million or 31 cents per diluted share in the first quarter of 2011.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “As we forecast in our year-end conference call, our first quarter sales were roughly 4% below 2011, and 9% below 2011 excluding the BLD and Forecast acquisitions. As a result, despite the fact that our gross margin increased from the prior year’s first quarter, our net earnings were below last year.

“However, as we announced at the time, the first quarter of 2011 was a unique event. We recorded a 23% sales increase, a result of significant pipeline orders in both Engine Management and Temperature Control. Our customers reduced these inventories during the balance of the year, and we wound up the year with an 8% overall sales increase.

“This year, as we predicted, our customers have returned to historic buying patterns. In addition, as we also announced, one of our large temperature control accounts began buying certain product groups direct from China. These two factors resulted in the sales decrease.

“We see positive signs going forward. Industry trends remain favorable, and the average age of the vehicle population is now up to 11 years. Our customers continue to report sales increases in our product lines.

“Earlier this week, we announced the acquisition of CompressorWorks, a manufacturer of Temperature Control products with an annual volume of approximately $60 million. We are very excited about this acquisition. CompressorWorks supplies some of the top accounts in the industry and has manufacturing strengths that are complementary to ours. While we are early in the process, we see the potential of combined cost savings for both our companies. We anticipate that the acquisition will be accretive to earnings in 2012.

“CompressorWorks marks our third acquisition in just over a year. The first two, BLD and Forecast, are integrated and performing well. Moreover, thanks to our positive performance, our Debt:EBITDA  leverage after the three acquisitions remains below 2:1.”

The Board of Directors has approved payment of a quarterly dividend of nine cents per share on the common stock outstanding. The dividend will be paid on June 1, 2012 to stockholders of record on May 15, 2012.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, May 3, 2012.  The dial in number is 800-895-1241 (domestic) or
785-424-1056 (international). The playback number is 800-723-5782 (domestic) or 402-220-2663 (international). The conference ID # is STANDARD.

 Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward-looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)
	THREE MONTHS ENDED
	MARCH 31,
	2012	2011
	(Unaudited)
NET SALES	$211,711	$220,230

COST OF SALES	157,161	167,078

GROSS PROFIT	54,550	53,152

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	44,776	40,640
RESTRUCTURING AND INTEGRATION EXPENSES	124	343
OTHER INCOME, NET	53	269

OPERATING INCOME	9,703	12,438

OTHER NON-OPERATING INCOME (EXPENSE), NET	(42)	267

INTEREST EXPENSE	713	1,357

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	8,948	11,348

PROVISION FOR INCOME TAXES	3,454	4,337

EARNINGS FROM CONTINUING OPERATIONS	5,494	7,011

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(300)	(304)

NET EARNINGS	$5,194	$6,707

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.24	$0.31
DISCONTINUED OPERATION	(0.01)	(0.01)
NET EARNINGS PER COMMON SHARE - BASIC	$0.23	$0.30

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.24	$0.31
DISCONTINUED OPERATION	(0.02)	(0.02)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.22	$0.29

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,867,519	22,706,462
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,103,858	22,856,651

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED
	MARCH 31,
	2012	2011
	(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$5,494	$7,011

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	74	206
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(157)
NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$5,411	$7,060

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.24	$0.31

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	-	0.01
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(0.01)	(0.01)
NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.23	$0.31

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)
	March 31,	December 31,
	2012	2011
	(Unaudited)

ASSETS

CASH	$9,282	$10,871

ACCOUNTS RECEIVABLE, GROSS	129,148	110,824
ALLOWANCE FOR DOUBTFUL ACCOUNTS	6,970	6,709
ACCOUNTS RECEIVABLE, NET	122,178	104,115

INVENTORIES	259,913	248,097
OTHER CURRENT ASSETS	40,757	37,904

TOTAL CURRENT ASSETS	432,130	400,987

PROPERTY, PLANT AND EQUIPMENT, NET	63,642	64,039
GOODWILL AND OTHER INTANGIBLES, NET	56,866	57,842
OTHER ASSETS	27,227	27,854

TOTAL ASSETS	$579,865	$550,722

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$79,000	$73,000
CURRENT PORTION OF LONG TERM DEBT	113	109
ACCOUNTS PAYABLE	72,454	50,880
ACCRUED CUSTOMER RETURNS	30,727	25,074
OTHER CURRENT LIABILITIES	67,271	79,818

TOTAL CURRENT LIABILITIES	249,565	228,881

LONG-TERM DEBT	165	190
ACCRUED ASBESTOS LIABILITIES	26,042	26,141
OTHER LIABILITIES	23,591	23,557

TOTAL LIABILITIES	299,363	278,769

TOTAL STOCKHOLDERS' EQUITY	280,502	271,953

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$579,865	$550,722

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)
	THREE MONTHS ENDED
	MARCH 31,
	2012		2011
	(Unaudited)
Revenues
Engine Management	$163,015		$164,204
Temperature Control	45,291		54,079
All Other	3,405		1,947
	$211,711		$220,230

Gross Margin
Engine Management	$42,993	26.4%	$40,005	24.4%
Temperature Control	8,577	18.9%	10,281	19.0%
All Other	2,980		2,866
	$54,550	25.8%	$53,152	24.1%

Selling, General & Administrative
Engine Management	$28,991	17.8%	$24,822	15.1%
Temperature Control	8,510	18.8%	9,055	16.7%
All Other	7,275		6,763
	$44,776	21.1%	$40,640	18.5%

Operating Profit
Engine Management	$14,002	8.6%	$15,183	9.2%
Temperature Control	67	0.1%	1,226	2.3%
All Other	(4,295)		(3,897)
	9,774	4.6%	12,512	5.7%
Restructuring & Integration	(124)	-0.1%	(343)	-0.2%
Other Income, Net	53	0.0%	269	0.1%
	$9,703	4.6%	$12,438	5.6%